Exhibit 10.1

                            STOCK EXCHANGE AGREEMENT

         This Stock Exchange Agreement ("Agreement") is made and entered into as of July 22, 2004 to be deemed effective as of June 30, 2004, by MAXUS TECHNOLOGY CORPORATION, a Delaware corporation ("Buyer"), and Kim Pyeng Jin, an individual Korean citizen ("Seller").

                                    RECITALS

         A. Seller owns 75% of the issued and outstanding shares (the "UDT Shares") of capital stock of UDT Korea Company, Limited, a Korean corporation (the "Company"), and is the President of the Company.

         B. Buyer desires to purchase all UDT Shares owned by Seller, as further set forth on Schedule 1, and Seller desires to sell his UDT Shares in exchange for the issuance by Buyer of that number of common shares of Buyer set forth on
Schedule 1 hereto beside such Seller's name (collectively, the "Maxus Shares"), on the terms set forth in this Agreement.

         C. Buyer and Seller intend that the transaction set forth herein be treated for United States federal income tax purposes as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "I.R.C.").

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "Affiliate":  as defined in Rule 405  promulgated  under the Securities
Act.

         "Applicable Contract": any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

         "UDT Shares":  as defined in the Recitals of this Agreement.

         "Balance Sheet":  as defined in Section 3.4.

         "Best Efforts": the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

         "Breach":   a  "Breach"  of  a  representation,   warranty,   covenant,
obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

         "Buyer":  as defined in the first paragraph of this Agreement.

         "Closing":  as defined in Section 2.2.

         "Closing Date": the date and time as of which the Closing actually takes place.

         "Company":  as defined in the Recitals of this Agreement.

         "Consent": any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contemplated Transactions": all of the transactions contemplated by this Agreement, including:

                  (a) the exchange of the Maxus Shares for UDT Shares;

                  (b) the issuance of 200,000 options to Seller to acquire Maxus Shares as provided herein;

                  (c) the issuance to Seller of 100,000 Maxus Shares as "Performance Shares," but only under the conditions set forth in this Agreement;

                  (d) the execution, delivery, and performance of the Seller's Closing Documents;

                  (e) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and

                  (f) Buyer's acquisition and ownership of the UDT Shares and exercise of control over the Company.

         "Contract":   any  agreement,   contract,   obligation,   promise,   or
undertaking (whether written or oral and whether express or implied) that is legally binding under applicable law.

         "Control": as defined in Rule 405 promulgated under the Securities Act.

         "Damages":  as defined in Section 10.2.

         "Encumbrance": any charge, claim, community property interest, charge, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "GAAP": generally accepted United States accounting principles.



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

         "Governmental Authorization": any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body":  any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity, any court or other tribunal and any multi-national organization or body); or

                  (d)  body   exercising,   or   entitled   to   exercise,   any
         administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Intellectual Property Assets":  as defined in Section 3.21.

         "I.R.C.":  as defined in the Recitals.

         "IRS": the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "Knowledge": an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any relevant time served, as a director, officer, partner, or trustee of such Person (or in any similar capacity) has, or at any relevant time had, Knowledge of such fact or other matter.

         "Legal Requirement": any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty of any Governmental Body.

         "Order":  any award,  decision,  injunction,  judgment,  order, ruling,
subpoena,  or  verdict  entered,   issued,  made,  or  rendered  by  any  court,
administrative agency, or other Governmental Body or by any arbitrator.



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

         "Ordinary Course of Business": an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if.

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

                  (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "Organizational Documents": (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the articles and memorandum of association of a Korean corporation; (c) the partnership agreement and any statement of partnership of a general partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

         "Person": any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Proceeding": any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Related Person": with respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly Controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly Controls, is directly or indirectly Controlled by, or is directly or indirectly under common Control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;


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

                  (c) each Person that serves as a director, officer, partner or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Family  member of any  individual  described in clause
         (c).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is the parent, grandparent, child, grandchild or sibling of the individual or the individual's spouse and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least five percent (5%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least five percent (5%) of the outstanding equity securities or equity interests in a Person.

         "Representative": with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "Securities Act": the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Seller":  as defined in the first paragraph of this Agreement.

         "Seller's Release":  as defined in Section 2.3.

         "Tax": any income taxes or similar assessments on any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, or other tax imposed by any Korean, United States or other Governmental Body's federal, state, local (or any foreign or provincial) taxing authority, including any interest, penalties, or additions attributable thereto.

         "Tax Return": any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Threatened": a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.



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

2.       EXCHANGE OF SHARES; CLOSING

         2.1 Share Exchange. Subject to the terms and conditions of this Agreement, at the Closing, (a) Seller will transfer the UDT Shares owned by him to Buyer, and (b) Buyer will issue to Seller the number of Maxus Shares set forth beside Seller's name on Schedule 1.

         2.2 Closing. The closing (the "Closing") of the exchange of the Maxus Shares for the UDT Shares (the "Exchange") will take place at the offices of Buyer in Morgan Hill, California, at 10:00 a.m. (local time) on July 22, 2004 or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 2.2 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         2.3 Closing Obligations. At the Closing:

         (a)      Seller will deliver to Buyer:

                  (i) the original share registry document of the Company reflecting the transfer of the UDT Shares to Buyer in a manner legally effective to transfer full ownership rights in the UDT Shares to Buyer under Korean law;

                  (ii) a release in the form of Exhibit 2.3(a)(ii) executed by Seller ("Seller's Release");

                  (iii) tax clearance certificates for national tax and local tax for the Company for the past three financial years;

                  (iv) a certificate executed by Seller to the effect that each of Seller's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

         (b)      Buyer will deliver to Seller:

                  (i) certificates representing the Maxus Shares, issued in the name of Seller in accordance with Section 2.1(b) above;

                  (ii) options in form determined by Buyer granting to those persons listed in Schedule 2.3(b)(ii) the right to acquire the number of common shares set forth opposite the names of such persons in
         Schedule 2.3(b)(ii) for the market price of the common shares at the Closing Date; and

                  (iii) a certificate executed by Buyer to the effect that each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date; and



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

         2.4 After Closing. Buyer agrees to issue to Seller no later than May 30, 2005 on a date to be established by Buyer, in addition to the Maxus Shares to be delivered at Closing, twenty thousand (20,000) common shares (the Performance Shares) of Maxus shares (to be restricted under the Securities Act as the Maxus Shares are restricted hereunder) for each US $100,000 of net profit (determined by the Company's accountants according to the method utilized by the Company in a consistent manner for the prior three calendar years (2001-2003) in determining net profit), earned by the Company for calendar year 2004. In no event, however, shall the maximum number of Performance Shares that may be issued by Buyer to Seller pursuant to this Section 2.4 exceed 100,000.

         2.5 Securities Law Matters.

                  (a) Seller understands that the Maxus Shares to be issued and delivered to Seller pursuant to terms of this Agreement will not be registered under the Securities Act, but will be issued in reliance upon the exemption afforded by Section 4(2) of the Securities Act and/or Regulation D promulgated by the SEC thereunder ("Regulation D"), and that Buyer is relying upon the truth and accuracy of the representations set forth herein in issuing such shares. Each certificate representing the Maxus Shares issued to Seller pursuant to terms of this Agreement shall bear the following legend:

                THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, SUCH TRANSFER IS EXEMPT FROM REGISTRATION.

         Buyer shall give instructions to its transfer agent consistent with the foregoing legend.

                  (b) Buyer understands that the UDT Shares to be transferred to Buyer pursuant to terms of this Agreement have not been registered under the Securities Act, but will be transferred in reliance upon the exemption afforded by Section 4(1) of the Securities Act for private resales of restricted securities, and that Seller is relying upon the truth and accuracy of the representations set forth herein in transferring such shares.

3.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows.

         3.1 Organization and Existence.

                  (a) The Company is a corporation duly organized and validly existing under the laws of the Republic of Korea, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under Applicable Contracts. The Company is not required to qualify to do business as a foreign corporation in any foreign state or jurisdiction.



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

                  (b) Seller has delivered or caused to be delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect and a certified copy of the corporate registry extract for the Company issued within 30 days prior to Closing.

                  3.2 Authority; No Conflict.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution and delivery by Seller of the Employment Agreement and Seller's Release (the "Seller's Closing Documents"), the Seller's Closing Documents will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Seller's Closing Documents and to perform his obligations under this Agreement and such Seller's Closing Documents.

                  (b) Except as set forth in Schedule 3.2, neither the execution and delivery of this Agreement by Seller nor the consummation or performance of any of the Contemplated Transactions by Seller will, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

                           (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Seller, or any of the assets owned or used by the Company, may be subject;

                           (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                           (iv) to Seller's Knowledge, cause Buyer or the Company to become subject to, or to become liable for the payment of, any Tax except Tax resulting from the transactions contemplated hereby;



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

                           (v) to  Seller's  Knowledge,  cause any of the assets
                  owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                           (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                           (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

Except as set forth in Schedule 3.2, neither Seller nor the Company will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions by such Seller.

                  (c) Seller is acquiring the Maxus Shares for investment solely for his own account and not with a present view due to any distribution, transfer or resale to others, including any "distribution" within the meaning of the Securities Act. Seller understands that the Maxus Shares to be transferred to him have not and will not be registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and accuracy of the representations set forth herein.

                  (d) Seller is financially able to bear the economic risks of an investment in Buyer and has no need for liquidity in the investment. The financial capacity of Seller is of such a proportion that the total cost of Seller's investment is not material when compared to his net worth. Seller is financially able to suffer a complete loss of an investment in the Maxus Shares.

                  (e) Seller has such knowledge and experience in financial and business matters in general and with respect to investments of a nature similar to that evidenced by the Maxus Shares so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, and protecting his own interests in connection with, the acquisition of such shares.

                  (f) Seller has been provided with and had the  opportunity  to
         (i) review the financial and other information regarding Buyer and its operations, (ii) conduct his own due diligence regarding Buyer, and
         (iii) discuss the same with his attorneys, accountants and advisors.

                  (g) Seller understands that no market now exists for the Maxus Shares because of the restrictions thereon.

                  (h) Seller understands that the investment in the Maxus Shares is particularly risky and that he is not assured of any return on this investment.

                  (i) Seller owns the UDT Shares held by him free and clear of all Encumbrances, and no legend or other reference to any purported Encumbrance appears upon any certificate representing any such UDT Shares. Seller has not granted any options, warrants, convertible instruments, rights of first refusal or similar or other rights with regard to the UDT Shares owned by him, and he has not sold, transferred, disposed of or agreed to sell, transfer or otherwise dispose of any of such shares except to the Buyer as set forth herein.



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

                  (j) Neither Seller nor any of his assets are the subject of any Order that might prevent, delay, make illegal or otherwise interfere with the consummation of the Contemplated Transactions.

                  (k) Seller and his agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         3.3 Capitalization. The authorized capital stock of the Company consists of 1,000,000 shares of common stock, par value Won 5,000 per share, of which 70,000 shares are issued and outstanding. Seller is record and beneficial owner and holder of 57,000 shares constituting the UDT Shares. The UDT Shares represent seventy-five percent (75%) of the issued and outstanding capital stock of the Company. All of the outstanding equity securities of the Company (including the UDT Shares) have been duly authorized and validly issued and are fully paid and nonassessable, subject to pre-emptive rights, if any, under Korean law. Except as set forth in Schedule 3.3, there are no Contracts relating to the issuance or sale of any equity securities or other securities of the Company, and the Company has not granted any options, warrants, convertible instruments, right of first refusal or similar rights with regard to the UDT Shares or any unissued capital stock of the Company. None of the outstanding equity securities or other securities of the Company were issued in violation of any preemptive or restricted rights, the Securities Act, Korean law or any other Legal Requirement. The Company does not own, or have any Contract to acquire, any shares or other securities issued by the Company or any equity securities or other securities of any other Person or any direct or indirect equity or ownership interest in any other business.

         3.4 Financial Statements. Seller has delivered or caused to be delivered to Buyer audited balance sheets of the Company as of December 31, 2003 (the "Balance Sheet") and 2002, and the related statements of income, changes in stockholders' equity, and cash flow for each of such periods, including in each case the notes thereto. Such financial statements and notes are true and correct in all material respects as of the dates thereof and fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, and the financial statements referred to in this Section 3.4 reflect the consistent application of the GAAP throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Company are required by GAAP to be included in the consolidated financial statements of the Company.

         3.5 Books and Records. The books of account, minute books, stock record books, and other records of the Company, all [some, and then specify] of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of the Company contain records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

         3.6 Real Property and Inventory. Except as described in Schedule 3.6(a) attached hereto, the Company does not own, and has not ever owned, any real property, and any such real estate is not subject to any Encumbrance except as reflected in Schedule 3.6(a). All inventory reflected on the Balance Sheet or on the accounting records of the Company as of the Closing Date represent usable inventory except as set forth in Schedule 3.6.

         3.7 Condition and Sufficiency of Assets. Schedule 3.7 contains a complete list of all furniture, fixtures, equipment and items of personal property (including all equipment) of the Company (the "Personal Property"). The Personal Property of the Company is sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

         3.8 Accounts Receivable. All accounts receivable of the Company that are reflected on the Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 3.8 contains a complete and accurate list of all Accounts Receivable as of the date of the Balance Sheet, which list sets forth the aging of such Accounts Receivable.

         3.9 No Undisclosed Liabilities. Except as set forth in Schedule 3.9, the Company does not have any liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date thereof.

         3.10 Taxes.

                  (a) The Company has filed or caused to be filed (on a timely basis since the inception of the Company) all Tax Returns that are or were required to be filed by the Company, pursuant to applicable Legal Requirements. Seller has delivered or caused to be delivered to Buyer copies of all such Tax Returns filed since the inception of the Company. The Company has paid, or made provision for the payment of, all Taxes that have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Company.

                  (b) The charges, accruals, and reserves with respect to Taxes on the books of the Company are adequate and are at least equal to the Company's liability for Taxes. There exists no tax assessment against the Company except as disclosed in the Balance Sheet, and to the Seller's Knowledge, no such tax assessment has been proposed or

         Threatened. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  (c) All Tax Returns filed by the Company are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

         3.11 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

         3.12 Employee Benefits.

                  (a) Except as set forth in Schedule 3.12(a), Company has no employee benefit, insurance and welfare plans ("Employee Benefit Plans") that are not provided in the Company's general employment terms and conditions, employment regulations or under programs mandated by law.

                  (b) With respect to each Employee Benefit Plan, there has been delivered or made available to Buyer (i) accurate and complete copies of each Employee Benefit Plan currently in effect (including all trust agreements, insurance or annuity contracts, summary plan descriptions, general notices to employees or beneficiaries and any other material documents or instruments relating thereto); (ii) copies of the most recent letters from the Governmental Body with authority and supervision of the Employee Benefit Plans; and (iii) copies of the three most recent annual reports and all accompanying actuarial and audit reports, if applicable, and exhibits and schedules thereto with respect to each Employee Benefit Plan as to which an annual report is required to be filed.

                  (c) Except as set forth in Schedule 3.12(c), with respect to each Employee Benefit Plan:

                           (i)  The  documents   provided  pursuant  to  Section
                  3.12(b)(i) and (ii) above are accurate and complete;

                           (ii) Each such plan qualifies under applicable law;

                           (iii) The Company has complied in all material respects with all provisions of any laws applicable to the Plans;

                           (iv) There are no matters pending before or notice of
                  audit from any Governmental Body that could result in a material liability to the Company;

                           (v) There are no actions, suits or claims relating to
                  any Plan (other than routine claims for benefits in the ordinary course) pending or Threatened and neither the Company nor Seller has any Knowledge of any matter that could give rise to any such actions, suits or claims (other than routine claims for benefits in the ordinary course) or subject the Company to a material liability, individually or in the aggregate;

                           (vi) No event has  occurred  and no basis exists that
                  could subject the Company to any material tax or penalty under applicable Legal Requirements;

                           (vii) The Company is not subject to any legal, contractual, equitable or other obligation to establish as of any date any benefit plan of any nature, including any pension, profit sharing, welfare, post-retirement, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice; and

                           (viii) No representations or communications with respect to participation, eligibility for benefits, vesting, benefit accrual, coverage or other material terms of an Employee Benefit Plan have been made to any employee, beneficiary or other person other than those that are in accord with the terms and provisions of each such plan as in effect immediately prior to the Closing.

                  (d) Except as set forth in Schedule 3.12(d), neither the Company nor any of its affiliates has any liability (contingent or otherwise) with respect to any multiemployer plan to which contributions are or have been made by the Company or any of its affiliates or as to which the Company or any of its affiliates may have liability. Neither the Company nor any affiliate has incurred any liability or taken any action that could reasonably be expected to cause it to incur any liability (i) on account of a partial or complete withdrawal with respect to any multiemployer plan or (ii) on account of unpaid contributions to any such multiemployer plan.

                  (e) For each welfare benefit plan listed in Schedule 3.12(a) that is a "group health plan" within the meaning of applicable Legal Requirements, the Company has complied in all material respects with the notice and continuation requirements of all Legal Requirements.

                  (f) The Company and its affiliates have made on a timely basis, in accordance with the Employee Benefit Plans, all contributions to, and payments from, the Employee Benefit Plans that are required to have been made by the Company, or any of its affiliates with respect to any period ending on or before the Closing Date and are of a character which if not made might result in the imposition of an Encumbrance against any of the assets of the Company.

                  (g) Schedule 3.12(g) sets forth the financial cost of all obligations owed under any Employee Benefit Plan, if any, that is not subject to the disclosure and reporting requirements of applicable Legal Requirements. Except as set forth in Schedule 3.12(g), (i) the Company has performed all of its material obligations under all Employee Benefit Plans and has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans that have accrued but are not due; (ii) no accumulated funding deficiency exists with respect to any Employee Benefit Plan;
         (iii) no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any Employee Benefit Plan; (iv) the actuarial benefit reports (to the extent applicable) for each Employee Benefit Plan of the Company and each affiliate of the Company fairly present the financial condition and the results of operations of each such Plan;
         (v) since the last valuation date for each Plan, no event has occurred or circumstance exists that would increase the amount of benefits provided under any such Plan or that would cause the excess of the value of Plan assets over benefit liabilities to decrease and, as of December 31, 2003, there are no unfunded accrued benefits for any such Plan and each such Plan is fully funded, determined in both cases as if the current plan year of the Plan ended on such date; (vi) except to the extent required under applicable Legal Requirements, the Company does not provide health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service; (vii) no payment that is owed or may become due to any director, officer, employee or agent of the Company will be non-deductible to the Company or subject to tax under applicable Legal Requirements; the Company will not be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person; and (viii) the consummation of the Contemplated Transactions will not result in the payment, vesting or acceleration of any benefit under any Plan.

         3.13 Compliance with Legal Requirements; Governmental Authorizations.

                  (a) Except as set forth in Schedule 3.13(a):

                           (i) the Company is, and at all times since its formation has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                           (ii) no event has  occurred  or  circumstance  exists
                  that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                           (iii) the  Company  has not  received  any  notice or
                  other  communication   (whether  oral  or  written)  from  any
                  Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (b) Schedule 3.13 contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Schedule 3.13 is valid and in full force and effect. Except as set forth in Schedule 3.13(b):

                           (i) the Company is, and at all times since its formation has been, in compliance with all of the terms and requirements of each Governmental Authorization;

                           (ii) no event has  occurred  or  circumstance  exists
                  that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization; and

                           (iii) the Company has not received, at any time since
                  its formation any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any currently effective Governmental Authorization.

The Governmental Authorizations listed in Schedule 3.13(b) collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

         3.14 Legal Proceedings; Orders.

                  (a) There is no pending Proceeding (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or
         (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Seller, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

                  (b) Neither the Company nor any assets owned or  controlled by the Company are subject to any Order that could prevent, delay, make illegal or otherwise interfere with the consummation of the Contemplated Transactions or interfere with the ability of the Company to conduct its business as currently conducted, or to own or use its assets as currently owned or used, after the Closing Date.

         3.15  Absence of Certain  Changes  and  Events.  Except as set forth in
Schedule 3.15, since the date of the Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

                  (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (b) amendment to the Organizational Documents of the Company;

                  (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

                  (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company;

                  (f) entry into, termination of, or receipt of notice of termination of (i) any customer agreement or relationship, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $5,000;

                  (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any Encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                  (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $5,000;

                  (i) material change in the accounting methods used by the Company; or

                  (j) agreement, whether oral or written, by the Company to do any of the foregoing.

         3.16 Contracts; No Defaults.

                  (a) Schedule 3.16(a) contains a complete and accurate list, and Seller has delivered or caused to be delivered to Buyer true and complete copies, of:

                           (i)   each   Applicable    Contract   that   involves
                  performance of services or delivery of goods or materials by the Company of an amount or value in excess of $5,000;

                           (ii)   each   Applicable   Contract   that   involves
                  performance of services or delivery of goods or materials to the Company of an amount or value in excess of $5,000;

                           (iii) each  Applicable  Contract that was not entered
                  into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $5,000;

                           (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $1,000 and with terms of less than one year);

                           (v) each  licensing  agreement  or  other  Applicable
                  Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                           (vi) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                           (vii) each Applicable Contract  containing  covenants
                  that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

                           (viii)  each   Applicable   Contract   providing  for
                  payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                           (ix) each power of attorney granted by or to the Company that is currently effective and outstanding;

                           (x) each Applicable  Contract entered into other than
                  in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                           (xi)   each    Applicable    Contract   for   capital
                  expenditures in excess of $2,500;

                           (xii) each written warranty,  guaranty,  and or other
                  similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

                           (xiii) each amendment,  supplement,  and modification
                  (whether oral or written) in respect of any of the foregoing.

                  (b) Except as set forth in Schedule 3.16(b):

                           (i) No Seller (nor any Related  Person of any Seller)
                  has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

                           (ii) No officer or  employee  of the Company is bound
                  by any Contract that purports to limit the ability of such officer or employee to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company any rights to any invention, improvement, or discovery.

                  (c) Except as set forth in Schedule 3.16(c), each Contract identified or required to be identified in Schedule 3.16(a) is in full force and effect and is valid and enforceable in accordance with its terms.

         3.17 Insurance.

                  (a) Seller has delivered or caused to be delivered to Buyer true and complete copies of all policies of insurance to which the Company is a party or under which the Company is or has been covered within one year preceding the date of this Agreement.

                  (b) The Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company.

                  (c) The Company has given timely notice to the insurer of all claims that may be insured thereby.

         3.18 Environmental Matters. The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Legal Requirement pertaining to the production or use, possession, discharge or release of hazardous or toxic materials or substances.

         3.19 Employees.

                  (a) Schedule 3.19 contains a complete and accurate list of the following information for each employee or director of the Company: name; job title; current compensation paid or payable and any change in compensation since 1999; vacation accrued; and years of service.

                  (b) No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Company by any such employee or director.

         3.20 Customers. Schedule 3.20 contains a true, correct, and complete list of customers to which the Company has submitted invoices resulting in revenues in excess of $5,000 (a) in the twelve-month period ended December 31, 2003, or (b) the twelve-month period ended May 31, 2004, along with a detail of the amounts billed to each such customer in each such period.

         3.21 Intellectual Property.

                  (a) Intellectual Property Assets. The term "Intellectual Property Assets" includes:

                           (i)  any  registered  and  unregistered   trademarks,
                  service marks, and applications that are used by the Company and are material to its business (collectively, "Marks");

                           (ii) all patents, patent applications, and patentable
                  inventions and discoveries (collectively, "Patents");

                           (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

                           (iv) all rights in mask works (collectively,  "Rights
                  in Mask Works"); and

                           (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets") owned, used, or licensed by the Company as licensee or licensor.

                  (b) Agreements. Schedule 3.21(b) contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000.00 under which the Company is the licensee. There are no outstanding and no Threatened disputes with respect to any such agreement.

                  (c) Know-How Necessary for the Business.

                           (i) The  Intellectual  Property  Assets are all those
                  necessary for the operation of the Company's business as it is currently conducted. The Company is the owner (or licensee under either an agreement set forth in Schedule 3.21(b) or a license under which the fees are less than $1,000) of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and, except as set forth in Schedule 3.21(b), has the right to use without payment to a third party all of such Intellectual Property Assets.

                           (ii) No employee of the Company has entered  into any
                  Contract that restricts or limits in any way such employee's ability to perform for the Company the services that such employee has been engaged to perform or requires the employee to transfer, assign, or disclose information concerning any work performed by such employee for the Company to anyone other than the Company.

                           (iii) None of the products manufactured and sold, nor
                  any process or know-how used, by the Company infringes any patent or other proprietary right of any other Person.

                  (d) Patents. The Company does not have any issued Patents, and has not applied for any Patents.

                  (e) Trademarks and Copyrights.

                           (i) Schedule 3.21(e) contains a complete and accurate
                  list and summary description of all Marks and Copyrights owned by the Company. Except as set forth on Schedule 3.21(e), the Company is the owner of all right, title, and interest in and to each of such Marks and Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                           (ii) All Marks and Copyrights that have been registered with the Korean Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due prior to the Closing Date that have not been paid or taken.

                           (iii) No Mark or  Copyright  is now  involved  in any
                  action opposing the registration thereof, or seeking the invalidation or cancellation thereof, and, to Seller's Knowledge, no such action is Threatened with the respect to any of the Copyrights.

                           (iv)  Except as set  forth in  Schedule  3.21(e),  to
                  Seller's  Knowledge,   there  is  no  potentially  interfering
                  trademark or trademark application of any third party.

                           (v) No Copyright is infringed or has been  challenged
                  or threatened in any way and none of the Marks or Copyrights used by the Company infringes any trade name, trademark, or service mark of any third party, except as disclosed in
                  Schedule 3.21(e).

                           (vi) All products and materials  containing a Mark or
                  Copyright bear the proper registration notice where permitted by law. All works encompassed by the Copyrights have been marked with the proper copyright notice.

                  (f) Trade Secrets

                           (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                           (ii) The Company has an absolute (but not necessarily
                  exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Seller's Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person or to the detriment of the Company. No Trade Secret is subject to any adverse claim asserted against the Company or has been challenged or threatened in any way.

         3.22 Certain Payments. Neither the Company nor any director, officer, agent, or employee of the Company, or any other Person acting for or on behalf of the Company, has directly or indirectly (a) in violation of any Legal Requirement, made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

         3.23 Relationships with Related Persons. Neither Seller nor any Related Person of Seller or of the Company has, or since January 1, 2000, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's business. Neither Seller nor any Related Person of Seller or of the Company is, or since such date has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company. Neither Seller nor any Related Person of Seller or of the Company is a party to any Contract with, or has any claim or right against, the Company.

         3.24 Brokers or Finders. The Company and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         3.25 Disclosure.

                  (a) No representation or warranty of Seller in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

                  (b) There is no fact known to Seller that has specific application to Seller or the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         4.1 Organization and Good Standing.

                  (a) Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under its Contracts, including without limitation this Agreement and the Employment Agreements. Buyer is not required to qualify to do business as a foreign corporation in any foreign state or jurisdiction in which Buyer has failed to so qualify.

                  (b) Buyer has delivered or shall deliver to Seller prior to Closing copies of the Organizational Documents of Buyer, as currently in effect.

         4.2 Authority; No Conflict.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Employment Agreement and the Seller's Release (collectively, the "Buyer's Closing Documents"), Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer (and the Company with respect to the Employment Agreement), enforceable against Buyer or the Company, respectively, in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and Buyer's Closing Documents and to perform its obligations under this Agreement and Buyer's Closing Documents.

                  (b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Buyer, or (B) any resolution adopted by the board of managers or the members of Buyer;

                           (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Buyer, or any of the assets owned or used by Buyer, may be subject;

                           (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Buyer or that otherwise relates to the business of, or any of the assets owned or used by, Buyer;

                           (iv) cause  Buyer to become  subject to, or to become
                  liable for the payment of, any Tax except such Tax resulting from the transactions contemplated hereby;

                           (v) cause any of the assets owned by Buyer to be reassessed or revalued by any taxing authority or other Governmental Body;

                           (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; or

                           (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Buyer.

Except as set forth in Schedule 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3 Capitalization. 100,000,000 common shares, per value $.001, of Buyer are authorized, with 21,670,769 shares currently issued and outstanding, which includes 10,267,840 shares to be issued to holders of outstanding exchangeable shares ("Exchangeable Shares") on a one-to-one basis. Such common shares and Exchangeable Shares constitute (and at the Closing will constitute) all of the outstanding equity securities of Buyer. No Person has any preemptive rights or rights of first refusal by reason of the issuance of the Maxus Shares pursuant to this Agreement. The Maxus Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will be free of any liens or Encumbrances; provided, however, that the Maxus Shares will be subject to restrictions on transfer under state and/or federal securities laws. Except as set forth Schedule 4.3 and as provided in this Agreement, there are (and as of the Closing Date there will be outstanding) (i) no shares of capital stock, shares or other voting securities of Buyer, (ii) no securities of Buyer convertible into or exchangeable for shares of capital stock, shares or other voting securities of Buyer, (iii) no options or other rights to acquire from Buyer, and no obligation of Buyer to issue or sell, any shares of capital stock, shares or other voting securities of Buyer or any securities of Buyer convertible into or exchangeable for such capital stock, shares or voting securities, provided, however, that Buyer plans to implement a Stock Option Plan (herein so called), with a maximum number of common shares to be issued under such Stock Option Plan on an annual basis not to exceed 10% of the outstanding common shares of Buyer, and (iv) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to Buyer. There are (and as of the Closing Date there will be) no outstanding obligations of Buyer to repurchase, redeem, or otherwise acquire any of the foregoing shares, shares, securities, options, equity equivalents, interests, or rights. Buyer is not a party to, and is not aware of, any voting agreement, voting trust, or similar agreement or arrangement relating to any class or series of its equity securities.

         4.4 Investment Intent. Buyer is acquiring the UDT Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

         4.5 Title to Properties. Buyer has good and defensible title to its properties (except in cases in which failure to have such title would not have a material adverse effect on Buyer) and assets and has good title to all its leasehold interests. The assets and properties owned or leased by Buyer are sufficient for the continued conduct of Buyer's business after the Closing in substantially the same manner as conducted by Buyer prior to the Closing.

         4.6 Financial Statements. Buyer has delivered to Seller audited consolidated balance sheets of the Buyer as of December 31, 2003 (the "Buyer's Balance Sheet") and 2002, and the related statements of income, changes in stockholders' equity, and cash flow for each of such periods, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Buyer as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP; the financial statements referred to in this Section 4.6 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than Buyer is required by GAAP to be included in the consolidated financial statements of Buyer.

         4.7 No Material Adverse Change. Since the date of Buyer's Balance Sheet, there has not been any (a) material adverse change in the business, operations, properties, prospects, assets, or condition of Buyer, and no event has occurred or circumstance exists that may result in such a material adverse change; (b) termination, or receipt of notice of termination, of any (i) significant customer agreement or relationship or (ii) any Contract or transaction involving a total remaining commitment to Buyer of at least $20,000.00; or (c) material change in the accounting methods used by Buyer.

         4.8 Compliance with Legal Requirements; Governmental Authorizations.

                  (a)  Buyer  is  in   material   compliance   with  each  Legal
         Requirement that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets.

                  (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by Buyer of, or a failure on the part of Buyer to comply with, any material Legal Requirement, or (B) may give rise to any obligation on the part of Buyer to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature; and

                  (c) Buyer has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any alleged violation of, or failure to comply with, any material Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Buyer to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature.

                  (d) Buyer has all Governmental Authorizations necessary to permit Buyer to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit Buyer to own and use its assets in the manner in which it currently owns and uses such assets, and the same are in full force and effect.

         4.9 Legal Proceedings; Orders.

                  (a) Except as reflected in Schedule 4.9, there is no pending Proceeding (i) that has been commenced by or against Buyer or that otherwise relates to or may materially and adversely affect the business of, or any of the assets owned or used by, Buyer; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. No such Proceeding has been Threatened, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

                  (b) Neither Buyer nor any assets owned or controlled by Buyer are subject to any Order that could prevent, delay, make illegal or otherwise interfere with the consummation of the Contemplated Transactions or interfere with the ability of Buyer to conduct its business as currently conducted, or to own or use its assets as currently owned or used, after the Closing Date.

         4.10 Brokers or Finders. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

         4.11 Insurance. Buyer maintains with sound and reputable insurers, and there are currently in full force and effect, policies of insurance with respect to its assets and operations against such casualties and contingencies of such types and in such amounts as are customary for companies of similar size engaged in similar lines of business. No notice of cancellation of, or indication of an intention not to renew, any such policy has been received by Buyer.

         4.12 Environmental Matters. Buyer is in material compliance with, and is not in violation of or liable under, any material Legal Requirement pertaining to the production or use, possession, discharge or release of hazardous or toxic materials or substances.

         4.13 Disclosure.

                  (a) No representation or warranty of Buyer in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

                  (b)  There  is no  fact  known  to  Buyer  that  has  specific application to Buyer (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of Buyer that has not been set forth in this Agreement.

5.       COVENANTS OF SELLERS PRIOR TO CLOSING DATE

         5.1 Access and Investigation. Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

         5.2 Operation of the Business of the Company. Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to:

                  (a) conduct the business of the Company only in the Ordinary Course of Business;

                  (b) use its Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

                  (c) confer with Buyer concerning operational matters of a material nature; and

                  (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company.

         5.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
3.14 is likely to occur.

         5.4 Required Approvals. As promptly as practicable after the date of this Agreement, Seller will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Schedule 4.2.

         5.5 Notification. Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Seller in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

         5.6 Payment of Indebtedness by Related Persons. Except as expressly provided in this Agreement, Seller will cause all indebtedness owed to the Company by Seller or any Related Person of Seller to be paid in full prior to Closing.

         5.7 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 9, Seller will not, and will cause the Company and its Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

         5.8 Best Efforts. Between the date of this Agreement and the Closing Date, Seller will use its Best Efforts to cause the conditions in Section 7 to be satisfied.

6.       COVENANTS OF BUYER PRIOR TO CLOSING DATE

         6.1 Approval of Governmental Bodies. As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, (i) cooperate with Seller and the Company with respect to all filings that Seller or the Company elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Seller in obtaining all consents identified in Schedule 3.2.

         6.2 Access and Investigation. Between the date of this Agreement and the Closing Date, Buyer will, and will cause its Representatives to, (a) afford Seller and his Representatives full and free access to the Buyer's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Seller and his Representatives with copies of all such contracts, books and records, and other existing documents and data as Seller may reasonably request, and (c) furnish Seller and his Representatives with such additional financial, operating, and other data and information as Seller may reasonably request.

         6.3 Notification. Between the date of this Agreement and the Closing Date, Buyer will promptly notify Seller in writing if Buyer becomes aware of any fact or condition that causes or constitutes a Breach of any of Buyer's representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Buyer will promptly notify Seller of the occurrence of any Breach of any covenant of Buyer in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 impossible or unlikely.

         6.4 Best Efforts. Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Section 8 to be satisfied.

7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to acquire the UDT Shares in exchange for the Maxus Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         7.1 Accuracy of Representations.

                  (a) All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

                  (b) Each of Seller's representations and warranties in Sections 3.3, 3.4, 3.11, and 3.24 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

         7.2 Seller's Performance.

                  (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                  (b) Each document required to be delivered pursuant to Section 2.3(a) must have been delivered, and each of the other covenants and obligations in Sections 5.3 and 5.7 must have been performed and complied with in all respects.

         7.3  Consents.  Each of the  Consents  identified  in Schedule  3.2 and
Schedule 4.2 must have been obtained and must be in full force and effect.

         7.4 Additional Documents.

         Each of the following documents must have been delivered to Buyer:

                  (a) An opinion of Lee International IP & Law Group, Korean counsel, dated the Closing Date, in the form of Schedule 7.4(a);

                  (b) Such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Seller's representations and warranties (ii) evidencing the performance by Seller of, or compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller, (iii) evidencing the satisfaction of any condition referred to in Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         7.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         7.6 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or Threatened by any Person any claim asserting that such Person
(a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in the Company, or (b) is entitled to all or any portion of the consideration payable for the UDT Shares.

         7.7 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

8.       CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

         Seller's obligation to transfer the UDT Shares in exchange for the Maxus Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

         8.1 Accuracy of Representations.

                  (a) All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

                  (b) Each of Buyer's representations and warranties in Sections 4.3, 4.4, 4.6, 4.7, 4.13 and 4.14 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

         8.2 Buyer's Performance.

                  (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                  (b) Buyer must have delivered or caused to be delivered each of the documents required to be delivered by Buyer pursuant to Section 2.3(b) and each of the other covenants and obligations in Sections 6.1 and 6.4 must have been performed and complied with in all respects.

         8.3  Consents.  Each of the  Consents  identified  in Schedule  3.2 and
Schedule 4.2 must have been obtained and must be in full force and effect.

         8.4 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Seller, or against any Person affiliated with Seller, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         8.5 No Claim Regarding Stock Ownership. There must not have been made or Threatened by any Person any claim asserting that such Person is entitled to all or any portion of the Maxus Shares.

         8.6 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Seller or any Person affiliated with Seller to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

         8.7 No Injunction. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the transfer of the UDT Shares by Seller to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

9.       TERMINATION

         9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either Buyer or Seller if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                  (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with his obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

                  (c) by mutual consent of Buyer and Seller; or

                  (d) either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before the date set forth in Section 2.2 hereof or such later date as the parties may agree upon.

         9.2 Effect of  Termination.  Each party's  right of  termination  under
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10.      INDEMNIFICATION; REMEDIES

         10.1 Survival; Right to Indemnification not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, the certificates delivered pursuant to Section 2.3(a)(v) and 2.3(b)(ii), and any other certificate or document delivered pursuant to this Agreement will survive the Closing for the applicable period set forth in Section 10.5. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations, unless otherwise expressly stated in writing at the time such waiver is granted.

         10.2 Indemnification and Payment of Damages by Seller. Seller will indemnify and hold harmless Buyer, the Company and their respective Representatives, stockholders, controlling persons, and Affiliates (collectively, "Buyer Indemnified Persons") from and against, and will pay to Buyer Indemnified Persons the amount of, any loss, liability, claim, damage or expense (including costs of investigation and defense and reasonable attorneys' fees) whether or not involving a third-party claim asserted against, imposed upon or incurred by them (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  (a) any Breach of any representation or warranty made by Seller in this Agreement or any other certificate or document delivered by Seller pursuant to this Agreement;

                  (b) any Breach of any representation or warranty made by Seller in this Agreement as if such representation or warranty were made on and as of the Closing Date;

                  (c) any Breach by Seller of any covenant or obligation of Seller in this Agreement;

                  (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions; or

                  (e) any claim by Seller pertaining to any Excluded Matter (as defined in each Seller's Release) or any Pre-Closing Claim (as defined in Section 11.11).

The remedies provided in this Section 10.2 will be the exclusive remedy available to Buyer or the other of Buyer Indemnified Persons with respect to the matters covered hereby.

         10.3 Classification of Damages.

                  (a) Damages for which Sellers are liable shall be classified into the following two (2) categories: (i) "Class 1 Seller Damages," which shall include any Damages arising, directly or indirectly, from or in connection with (A) any actual fraud by Seller; (B) any Breach of any representation or warranty of which Seller had actual knowledge at any time on or prior to the date on which such representation or warranty was made; or (C) any intentional Breach by Seller of any covenant or obligation to be performed prior to the Closing Date; and
         (ii) "Class 2 Seller Damages," which shall include all other matters to which any Buyer Indemnified Person is entitled to indemnity under this Agreement. In no event shall Seller be responsible or liable for special, consequential or other incidental damages or lost profits, except arising out of a Breach of a representation or warranty in
         Section 3.3, 3.14(f), 3.15(a), 3.19, 3.21 or 3.22.

                  (b) Damages for which Buyer is liable shall be classified into two categories: (i) "Class 1 Buyer Damages," which shall include any Damages arising, directly or indirectly, from or in connection with (A) any actual fraud by Buyer; (B) any Breach of any representation or warranty of which Buyer had actual knowledge at any time prior to the date on which such representation or warranty was made; or (C) any intentional breach by Buyer of any covenant or obligation to be performed prior to the Closing Date; and (ii) "Class 2 Buyer Damages," which shall include all other matters to which Seller Indemnified Person is entitled to indemnity under this Agreement. In no event shall Buyer be responsible or liable for punitive, special, consequential or other incidental damages or lost profits.

         10.4 Indemnification and Payment of Damages by Buyer. Buyer will indemnify and hold harmless Seller and his heirs, executors and assigns (collectively, "Seller Indemnified Persons") from and against, and will pay to Seller Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with (a) any material Breach of any material representation or warranty made by Buyer in this Agreement or in any certificate or document delivered by Buyer pursuant to this Agreement, (b) any material Breach of any representation or warranty made by Buyer in this Agreement as if such representation or warranty were made on and as of the Closing Date, (c) any material Breach by Buyer of any material covenant or obligation of Buyer in this Agreement, or (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

         10.5 Time Limitations. If the Closing occurs, Seller will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3, 3.10, 3.12, 3.17, 3.21 and 3.22 or for Class 1 Seller Damages, unless on or before June 30, 2005, , Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Section 4.3 or Class 1 Buyer Damages, unless on or before June 30, 2005, Seller notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller.

         10.6 Procedure for Indemnification.

                  (a)  Promptly  after  receipt by an  indemnified  party  under
         Section  10.2 or 10.4 of notice  delivered in  accordance  with Section
         10.5 of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such Proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 10.6(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
         Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case, subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent (which may not be unreasonably withheld) unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent (which may not be unreasonably withheld). If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination made in a Proceeding so defended or by any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) Each party hereto hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any indemnified party for purposes of any claim that an indemnified party may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agrees that process may be served on either party with respect to such a claim anywhere in the world.

         10.7 Procedure for Indemnification - Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         10.8 Additional Limitations.  The obligations of the parties under this
Section 10 shall be subject to the following limitations:

                  (a) Seller shall not have any liability for indemnification with respect to the matters set forth in clause (a) or (b) of Section
         10.2 (except to the extent such liability constitutes Class 1 Seller Damages) until the total amount of damages exceed $100,000 (the "Threshold Amount"), and then Seller shall be liable for all Damages of Buyer in excess of the Threshold Amount (subject to the other limitations set forth herein). The limitations set forth in this
         Section 10.8(a) will not apply to any Class 1 Damages.

                  (b) Buyer will not have any liability for indemnification with respect to the matters set forth in clause (a) or (b) of Section 10.4 (except to the extent such liability constitutes Class 1 Buyer Damages) until the total amount of Damages with respect to such matters exceeds the Threshold Amount, and then Buyer shall be liable for all Damages of the Sellers in excess of the Threshold Amount (subject to the other limitations set forth herein). The limitations of this Section 10.8(b) will not apply to any Class 1 Buyer Damages.

                  (c) The amount of Damages required to be paid by any party to indemnify any other party or parties pursuant to this Section 10 shall be reduced to the extent of any amounts actually received by the indemnified party or parties after the Closing Date pursuant to the terms of any insurance policies with respect to such Damages.

                  (d) The maximum liability of Seller for Class 2 Seller Damages shall be limited to $500,000; provided that after Seller has paid Damages in excess of $100,000 in cash, Seller may elect, in lieu of paying any additional Class 2 Seller Damages, to return to Buyer all of the Maxus Shares received by Seller under this Agreement, upon which Seller's liability for any additional Class 2 Seller Damages shall terminate. Nothing contained herein shall limit the ability of Buyer to recover Class 1 Seller Damages (in cash) from Seller.

                  (e) Buyer's liability for Class 2 Buyer Damages to Sellers shall not exceed $200,000 in the aggregate. Nothing contained herein shall limit the ability of Seller to recover Class 1 Buyer Damages (in cash) from Buyer.

11.      GENERAL PROVISIONS

         11.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Upon termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         11.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as the parties hereto jointly determine. Unless consented to by each party hereto in advance or required by Legal Requirements, prior to the Closing, each party hereto shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person other than its Representatives. Seller and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others, except the Company's Representatives assisting in the closing of the Contemplated Transactions, having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

         11.3  Confidentiality.  Between  the  date  of this  Agreement  and the
Closing Date, Buyer and Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by law or court order. If the Contemplated Transactions are not consummated, each party will return or destroy all documents and other written and electronic information, except to the extent that the other party otherwise consents in writing.

         11.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b)



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

sent by telecopier (with written confirmation of transmission), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other party):

         Seller:

                  Pyeng Jin Kim
                  Sunggok-dong 689-11, Ansan City
                  Gyunggi-do, Korea
                  Fax:+82 31 432 4061

         Buyer:

                  Mr. David Smith
                  Maxus Technology Corporation
                  18300 Sutter
                  Boulevard Morgan Hill, California 95037
                  Fax:

         11.5 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, based on any right arising out of, this Agreement may be brought against any of the parties in the federal or state courts of the State of California, County of Santa Clara, or, if it has or can acquire jurisdiction, in the applicable United Stated District Court for the city of Santa Clara, California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. For the purpose of receiving service of process in any such instance, Seller hereby appoints CT Corporation System as its agent to receive process if any action is brought against Seller in such courts, and agrees to keep such appointment valid and in effect until the expiration of two years after the Closing (and the fees for such representation shall be paid in advance through the closing procedures.

         11.6 Further Assurance. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         11.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be


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

given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         11.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and the Company dated May 12,
2004) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         11.9 Schedules. The disclosures in the Schedules hereto, each of which is incorporated into this Agreement by this reference and made a part hereof, relate only to the representations and warranties in the Agreement to which they expressly relate and other Schedules.

         11.10 Assignments, Successors, and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         11.11 Survival of Indemnity Rights. Until the second anniversary of the Closing Date, Buyer shall cause the Company and its successors (including any Person with or into which the Company may merge or consolidate, or that may acquire the Company or all or substantially all of its assets or properties) to indemnify and hold harmless Seller against all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses that may be suffered or incurred by, or imposed upon, Seller to the extent (a) that the same are based upon, or arise out of or in connection with, Seller's service as a director, officer or employee of the Company or any acts or omissions of Seller in his capacity as such a director, officer or employee on or prior to the Closing Date (collectively, "Pre-Closing Claims"), and (b) that the Company is currently required or permitted to provide such indemnification pursuant to the Company's Organizational Documents (including provisions relating to the advancement of expenses) and the laws of the Republic of Korea, notwithstanding any subsequent modification or termination of any such law or Organizational Document, and regardless of whether such Pre-Closing Claim is asserted or claimed prior to, on or after the Closing Date. Buyer shall cause proper provision to be made in any merger, consolidation or acquisition agreement to which the Company may hereafter be a party or pursuant to which the Company or its securities, assets or properties may hereafter be acquired, to the extent necessary to give effect to the purposes of this Section 11.11, and Buyer shall not permit any such transaction to occur unless and until such provision is made. Nothing herein shall be deemed to limit or impair any rights that Seller has under this Agreement or may have, under the Company's Organizational Documents or otherwise, with respect to his service as an officer, director or employee of the Company or any other Person after the Closing Date. Seller acknowledges and agrees that any payment made by Buyer, the Company or any of their successors for Pre-Closing claims shall constitute claims of or which Buyer shall be entitled to seek indemnification from Seller pursuant to Section 10.2(e), and nothing contained herein shall diminish any liability of Seller to any Buyer Indemnified Person hereunder.


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

         11.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         11.13 Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         11.14 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         11.15 Governing Law. This Agreement will be governed by the laws of the State of California as if it were to be wholly performed within such State.

         11.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.



                             SIGNATURE PAGES FOLLOW

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written-above.

                                             BUYER
                                             -----

                                             MAXUS TECHNOLOGY CORPORATION,
                                             a Delaware corporation



                                             By: /s/ Michele Whatmore, President
                                             Title


                                             SELLER
                                             ------



                                             /s/ Kim Pyeng Jin
                                                 Kim Pyeng Jin












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